Exhibit 99.1
Wynn Resorts, Limited Reports Second Quarter 2022 Results

LAS VEGAS, August 9, 2022 — Wynn Resorts, Limited (NASDAQ: WYNN) (the "Company") today reported financial results for the second quarter ended June 30, 2022.

Operating revenues were $908.8 million for the second quarter of 2022, a decrease of $81.3 million, from $990.1 million for the second quarter of 2021. Net loss attributable to Wynn Resorts, Limited was $130.1 million, or $1.14 per diluted share, for the second quarter of 2022, compared to net loss attributable to Wynn Resorts, Limited of $131.4 million, or $1.15 per diluted share, in the second quarter of 2021. Adjusted Property EBITDA(1) was $179.2 million for the second quarter of 2022, compared to Adjusted Property EBITDA of $206.9 million in the second quarter of 2021.

"Our second quarter financial results reflect continued strength at both Wynn Las Vegas and Encore Boston Harbor. Our teams' ongoing focus on five-star hospitality and new experiences at our market-leading properties combined with very strong customer demand drove a new all-time quarterly record for Adjusted Property EBITDA at Wynn Las Vegas and a second quarter record at Encore Boston Harbor," said Craig Billings, CEO of Wynn Resorts, Limited. "In Macau, while COVID-related travel restrictions continued to impact our results, we remain confident that the market will benefit from the return of visitation over time."

Consolidated Results

Operating revenues were $908.8 million for the second quarter of 2022, a decrease of $81.3 million, from $990.1 million for the second quarter of 2021. For the second quarter of 2022, operating revenues increased $206.0 million and $44.9 million at our Las Vegas Operations and Encore Boston Harbor, respectively, and decreased $211.7 million and $125.4 million at Wynn Palace and Wynn Macau, respectively, from the second quarter of 2021.

Net loss attributable to Wynn Resorts, Limited was $130.1 million, or $1.14 per diluted share, for the second quarter of 2022, compared to net loss attributable to Wynn Resorts, Limited of $131.4 million, or $1.15 per diluted share, in the second quarter of 2021. Adjusted net loss attributable to Wynn Resorts, Limited(2) was $93.7 million, or $0.82 per diluted share, for the second quarter of 2022, compared to adjusted net loss attributable to Wynn Resorts, Limited of $128.7 million, or $1.12 per diluted share, for the second quarter of 2021.

Adjusted Property EBITDA was $179.2 million for the second quarter of 2022, compared to Adjusted Property EBITDA of $206.9 million in the second quarter of 2021. For the second quarter of 2022, Adjusted Property EBITDA increased $93.5 million and $16.8 million at our Las Vegas Operations and Encore Boston Harbor, respectively, and decreased $103.5 million and $54.5 million at Wynn Palace and Wynn Macau, respectively, from the second quarter of 2021.

Property Results

Macau Operations

The results of operations of our Macau Operations for the second quarter of 2022 continued to be negatively impacted by certain travel-related restrictions and conditions, including COVID-19 testing and other mitigation procedures, related to the COVID-19 pandemic.

Wynn Palace

Operating revenues from Wynn Palace were $58.7 million for the second quarter of 2022, a decrease of $211.7 million from $270.4 million for the second quarter of 2021. Adjusted Property EBITDA from Wynn Palace was $(50.0) million for the second quarter of 2022, compared to $53.6 million for the second quarter of 2021. VIP table games loss as a percentage of turnover was (1.94)%, below the property's expected range of 3.1% to 3.4% and below the 3.95% experienced in the second quarter of 2021. Table games win percentage in mass market operations was 19.7%, below the 23.1% experienced in the second quarter of 2021.

Wynn Macau

Operating revenues from Wynn Macau were $58.6 million for the second quarter of 2022, a decrease of $125.4 million from $184.0 million for the second quarter of 2021. Adjusted Property EBITDA from Wynn Macau was $(40.4) million for the second quarter of 2022, compared to $14.1 million for the second quarter of 2021. VIP table games win as a percentage of turnover was 4.79%, above the property's expected range of 3.1% to 3.4% and above the 2.64% experienced in the second quarter of 2021. Table games win percentage in mass market operations was 14.1%, below the 19.2% experienced in the second quarter of 2021.

Las Vegas Operations

Operating revenues from our Las Vegas Operations were $561.1 million for the second quarter of 2022, an increase of $206.0 million from $355.1 million for the second quarter of 2021. Adjusted Property EBITDA from our Las Vegas Operations for the second quarter of 2022 was $226.7 million, compared to $133.2 million for the second quarter of 2021. Table games win percentage for the second quarter of 2022 was 24.6%, within the property's expected range of 22% to 26% and above the 23.2% experienced in the second quarter of 2021.

Encore Boston Harbor

Operating revenues from Encore Boston Harbor were $210.2 million for the second quarter of 2022, an increase of $44.9 million from $165.2 million for the second quarter of 2021. Adjusted Property EBITDA from Encore Boston Harbor for the second quarter of 2022 was $63.7 million, compared to $46.9 million for the second quarter of 2021. Table games win percentage for the second quarter of 2022 was 21.9%, within the property's expected range of 18% to 22% and above the 21.2% experienced in the second quarter of 2021.

Balance Sheet

Our cash and cash equivalents as of June 30, 2022 totaled $2.01 billion, comprised of approximately $1.11 billion held by Wynn Macau, Limited ("WML") and subsidiaries, approximately $419.6 million held by Wynn Resorts Finance excluding WML and subsidiaries, and approximately $488.2 million at Corporate and other.

As of June 30, 2022, the available borrowing capacity under the Wynn Resorts Finance Revolver and WM Cayman II Revolver was $835.6 million and $211.5 million, respectively.

Total current and long-term debt outstanding at June 30, 2022 was $11.91 billion, comprised of $5.97 billion of Macau related debt, $3.13 billion of Wynn Las Vegas debt, $2.20 billion of Wynn Resorts Finance debt, and $613.2 million of debt held by the retail joint venture which we consolidate.

In the second quarter of 2022, the Company repurchased 2,381,928 shares of its common stock at an average price of $57.70 per share, for an aggregate cost of $137.4 million.

In the first quarter of 2022, the Company entered into a sale-leaseback arrangement with respect to certain real estate assets related to Encore Boston Harbor. Upon closing of the related transactions, currently expected to take place in the fourth quarter of 2022 subject to regulatory approvals and customary closing conditions, we expect to receive cash consideration of approximately $1.7 billion and to concurrently enter into a lease agreement for the purpose of continuing to operate the Encore Boston Harbor property. We expect to use the cash proceeds from the sale of the real estate assets for general corporate purposes, which may include the repayment of certain debt obligations.

Conference Call and Other Information

The Company will hold a conference call to discuss its results, including the results of Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC, on August 9, 2022 at 2:00 p.m. PT (5:00 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com.

On or before August 12, 2022, the Company will make Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC financial information for the quarter ended June 30, 2022 available to noteholders, prospective investors, broker-dealers and securities analysts. Please contact our investor relations office at 702-770-7555 or at investorrelations@wynnresorts.com, to obtain access to such financial information.

Forward-looking Statements

This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, the COVID-19 pandemic, and the continued impact of its consequences, extensive regulation of our business, pending or future legal proceedings, ability to maintain gaming licenses and concessions (including with respect to our ability to extend or renew our gaming concession in Macau, which expires on December 31, 2022, and the amendments to the Macau gaming law), dependence on key employees, general global political and economic conditions, adverse tourism trends, dependence on a limited number of resorts, competition in the casino/hotel and resort industries, uncertainties over the development and success of new gaming and resort properties, construction risks, cybersecurity risk and our leverage and debt service. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and the Company's other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

(1) "Adjusted Property EBITDA" is net loss before interest, income taxes, depreciation and amortization, pre-opening expenses, property charges and other, management and license fees, corporate expenses and other (including intercompany golf course, meeting and convention, and water rights leases), stock-based compensation, change in derivatives fair value, loss on extinguishment of debt, and other non-operating income and expenses. We use Adjusted Property EBITDA to manage the operating results of our segments. Adjusted Property EBITDA is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses Adjusted Property EBITDA as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors, as well as a basis for determining certain incentive compensation. We also present Adjusted Property EBITDA because it is used by some investors to measure a company's ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDA as a supplement to GAAP. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their EBITDA calculations preopening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties. However, Adjusted Property EBITDA should not be considered as an alternative to operating income as an indicator of our performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net loss, Adjusted Property EBITDA does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. We have significant uses of cash flows, including capital expenditures, interest payments, debt principal repayments, income taxes and other non-recurring charges, which are not reflected in Adjusted Property EBITDA. Also, our calculation of Adjusted Property EBITDA may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(2) "Adjusted net loss attributable to Wynn Resorts, Limited" is net loss attributable to Wynn Resorts, Limited before pre-opening expenses, property charges and other, change in derivatives fair value, loss on extinguishment of debt, and foreign currency remeasurement and other, net of noncontrolling interests. Adjusted net loss attributable to Wynn Resorts, Limited and adjusted net loss attributable to Wynn Resorts, Limited per diluted share are presented as supplemental disclosures to financial measures in accordance with GAAP because management believes that these non-GAAP financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are used by management and/or evaluated by some investors, in addition to net loss and loss per share computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business. Adjusted net loss attributable to Wynn Resorts, Limited and adjusted net loss attributable to Wynn Resorts, Limited per diluted share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

The Company has included schedules in the tables that accompany this release that reconcile (i) net loss attributable to Wynn Resorts, Limited to adjusted net loss attributable to Wynn Resorts, Limited, (ii) operating income (loss) to Adjusted Property EBITDA, and (iii) net loss attributable to Wynn Resorts, Limited to Adjusted Property EBITDA.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating revenues:
Casino	$359,585	$602,746	$849,447	$1,118,964
Rooms	201,298	137,765	371,674	213,955
Food and beverage	229,816	149,142	403,836	217,651
Entertainment, retail and other	118,133	100,460	237,209	176,225
Total operating revenues	908,832	990,113	1,862,166	1,726,795
Operating expenses:
Casino	244,064	381,615	568,143	733,581
Rooms	65,070	50,552	123,785	84,087
Food and beverage	185,471	117,106	332,127	191,054
Entertainment, retail and other	74,985	80,922	163,889	154,381
General and administrative	200,378	197,545	397,158	377,319
Provision for credit losses	(3,487)	441	(3,145)	7,808
Pre-opening	4,502	2,495	6,949	4,122
Depreciation and amortization	162,968	183,307	347,524	368,428
Property charges and other	26,909	5,651	72,629	11,268
Total operating expenses	960,860	1,019,634	2,009,059	1,932,048
Operating loss	(52,028)	(29,521)	(146,893)	(205,253)
Other income (expense):
Interest income	2,691	720	3,971	1,624
Interest expense, net of amounts capitalized	(154,830)	(150,424)	(306,988)	(303,276)
Change in derivatives fair value	1,562	972	8,962	5,381
Loss on extinguishment of debt	—	—	—	(1,322)
Other	(10,099)	5,553	(25,226)	(5,540)
Other income (expense), net	(160,676)	(143,179)	(319,281)	(303,133)
Loss before income taxes	(212,704)	(172,700)	(466,174)	(508,386)
Provision for income taxes	(718)	(697)	(1,858)	(1,190)
Net loss	(213,422)	(173,397)	(468,032)	(509,576)
Less: net loss attributable to noncontrolling interests	83,371	42,028	154,657	97,229
Net loss attributable to Wynn Resorts, Limited	$(130,051)	$(131,369)	$(313,375)	$(412,347)
Basic and diluted net loss per common share:
Net loss attributable to Wynn Resorts, Limited:
Basic	$(1.14)	$(1.15)	$(2.73)	$(3.66)
Diluted	$(1.14)	$(1.15)	$(2.73)	$(3.66)
Weighted average common shares outstanding:
Basic	114,471	114,545	114,749	112,792
Diluted	114,471	114,545	114,749	112,792

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET LOSS ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss attributable to Wynn Resorts, Limited	$(130,051)	$(131,369)	$(313,375)	$(412,347)
Pre-opening expenses	4,502	2,495	6,949	4,122
Property charges and other	26,909	5,651	72,629	11,268
Change in derivatives fair value	(1,562)	(972)	(8,962)	(5,381)
Loss on extinguishment of debt	—	—	—	1,322
Foreign currency remeasurement and other	10,099	(5,553)	25,226	5,540
Income tax impact on adjustments	(8)	(72)	(8)	(72)
Noncontrolling interests impact on adjustments	(3,618)	1,090	(15,807)	(1,178)
Adjusted net loss attributable to Wynn Resorts, Limited	$(93,729)	$(128,730)	$(233,348)	$(396,726)
Adjusted net loss attributable to Wynn Resorts, Limited per diluted share	$(0.82)	$(1.12)	$(2.03)	$(3.52)

Weighted average common shares outstanding - diluted	114,471	114,545	114,749	112,792

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30, 2022
	Operating income (loss)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$(107,742)	$—	$51,606	$313	$2,258	$1,587	$2,028	$(49,950)
Wynn Macau	(73,479)	—	19,556	6,478	2,272	1,612	3,171	(40,390)
Other Macau	(4,103)	—	971	4	—	2,547	581	—
Total Macau Operations	(185,324)	—	72,133	6,795	4,530	5,746	5,780	(90,340)
Las Vegas Operations	142,826	3,547	45,750	955	26,349	5,576	1,703	226,706
Encore Boston Harbor	13,760	—	37,432	19	10,164	1,941	430	63,746
Wynn Interactive	(57,321)	955	5,373	26,395	—	2,426	1,219	(20,953)
Corporate and other	34,031	—	2,280	(7,255)	(41,043)	6,524	5,463	—
Total	$(52,028)	$4,502	$162,968	$26,909	$—	$22,213	$14,595	$179,159

	Three Months Ended June 30, 2021
	Operating income (loss)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$(26,231)	$422	$66,062	$980	$8,648	$1,177	$2,497	$53,555
Wynn Macau	(20,334)	—	20,782	1,945	5,999	1,266	4,428	14,086
Other Macau	(3,052)	—	1,095	2	—	1,410	545	—
Total Macau Operations	(49,617)	422	87,939	2,927	14,647	3,853	7,470	67,641
Las Vegas Operations	54,985	1,932	48,078	2,724	16,907	5,635	2,961	133,222
Encore Boston Harbor	(3,620)	28	39,155	479	7,997	2,258	619	46,916
Wynn Interactive	(54,294)	113	5,877	—	—	2,768	4,637	(40,899)
Corporate and other	23,025	—	2,258	(479)	(39,551)	5,327	9,420	—
Total	$(29,521)	$2,495	$183,307	$5,651	$—	$19,841	$25,107	$206,880

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA
(in thousands)
(unaudited)

	Six Months Ended June 30, 2022
	Operating income (loss)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$(167,243)	$—	$102,068	$451	$7,443	$3,130	$3,337	$(50,814)
Wynn Macau	(108,295)	—	39,578	7,947	6,596	3,290	5,812	(45,072)
Other Macau	(8,050)	—	1,948	5	—	4,965	1,132	—
Total Macau Operations	(283,588)	—	143,594	8,403	14,039	11,385	10,281	(95,886)
Las Vegas Operations	225,756	4,944	91,352	2,277	47,376	10,990	3,389	386,084
Encore Boston Harbor	15,949	—	78,421	640	19,502	3,646	838	118,996
Wynn Interactive	(162,356)	2,005	29,621	68,356	—	4,853	5,067	(52,454)
Corporate and other	57,346	—	4,536	(7,047)	(80,917)	17,162	8,920	—
Total	$(146,893)	$6,949	$347,524	$72,629	$—	$48,036	$28,495	$356,740

	Six Months Ended June 30, 2021
	Operating income (loss)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$(81,019)	$836	$133,072	$3,154	$16,826	$2,355	$5,700	$80,924
Wynn Macau	(37,286)	—	42,246	2,192	11,854	2,630	9,006	30,642
Other Macau	(6,322)	—	2,203	17	—	2,953	1,149	—
Total Macau Operations	(124,627)	836	177,521	5,363	28,680	7,938	15,855	111,566
Las Vegas Operations	14,979	2,443	96,181	5,151	25,515	11,049	5,985	161,303
Encore Boston Harbor	(22,253)	28	78,268	1,221	14,234	4,540	1,241	77,279
Wynn Interactive	(109,557)	815	11,948	—	—	3,494	8,932	(84,368)
Corporate and other	36,205	—	4,510	(467)	(68,429)	10,741	17,440	—
Total	$(205,253)	$4,122	$368,428	$11,268	$—	$37,762	$49,453	$265,780

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO WYNN RESORTS, LIMITED TO
ADJUSTED PROPERTY EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss attributable to Wynn Resorts, Limited	$(130,051)	$(131,369)	$(313,375)	$(412,347)
Net loss attributable to noncontrolling interests	(83,371)	(42,028)	(154,657)	(97,229)
Pre-opening expenses	4,502	2,495	6,949	4,122
Depreciation and amortization	162,968	183,307	347,524	368,428
Property charges and other	26,909	5,651	72,629	11,268
Corporate expenses and other	22,213	19,841	48,036	37,762
Stock-based compensation	14,595	25,107	28,495	49,453
Interest income	(2,691)	(720)	(3,971)	(1,624)
Interest expense, net of amounts capitalized	154,830	150,424	306,988	303,276
Change in derivatives fair value	(1,562)	(972)	(8,962)	(5,381)
Loss on extinguishment of debt	—	—	—	1,322
Other	10,099	(5,553)	25,226	5,540
Provision for income taxes	718	697	1,858	1,190
Adjusted Property EBITDA	$179,159	$206,880	$356,740	$265,780

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	Percent Change	2022	2021	Percent Change
Wynn Palace Supplemental Information
Operating revenues
Casino	$27,194	$212,067	(87.2)	$141,607	$397,976	(64.4)
Rooms	7,008	20,883	(66.4)	20,839	37,895	(45.0)
Food and beverage	6,857	13,805	(50.3)	18,300	25,477	(28.2)
Entertainment, retail and other	17,592	23,616	(25.5)	41,230	46,349	(11.0)
Total	$58,651	$270,371	(78.3)	$221,976	$507,697	(56.3)

Adjusted Property EBITDA (6)	$(49,950)	$53,555	NM	$(50,814)	$80,924	NM

Casino Statistics:
VIP:
Average number of table games	46	94	(51.1)	56	99	(43.4)
VIP turnover	$344,462	$1,811,381	(81.0)	$1,310,017	$4,011,563	(67.3)
VIP table games (loss) win (1)	$(6,671)	$71,570	NM	$13,082	$168,026	(92.2)
VIP table games (loss) win as a % of turnover	(1.94)%	3.95%		1.00%	4.19%
Table games (loss) win per unit per day	$(1,600)	$8,346	NM	$1,284	$9,402	(86.3)
Mass market:
Average number of table games	231	228	1.3	232	225	3.1
Table drop (2)	$210,549	$707,494	(70.2)	$742,408	$1,315,012	(43.5)
Table games win (1)	$41,581	$163,547	(74.6)	$152,755	$295,196	(48.3)
Table games win %	19.7%	23.1%		20.6%	22.4%
Table games win per unit per day	$1,977	$7,877	(74.9)	$3,630	$7,249	(49.9)
Average number of slot machines	634	726	(12.7)	652	707	(7.8)
Slot machine handle	$130,404	$421,269	(69.0)	$381,333	$780,041	(51.1)
Slot machine win (3)	$4,922	$18,772	(73.8)	$17,571	$33,015	(46.8)
Slot machine win per unit per day	$85	$284	(70.1)	$149	$258	(42.2)
Room statistics:
Occupancy	28.5%	70.6%		37.7%	65.6%
ADR (4)	$145	$180	(19.4)	$166	$179	(7.3)
REVPAR (5)	$41	$127	(67.7)	$63	$118	(46.6)
NM: Not meaningful.
Note: The results of operations of Wynn Palace for the three and six months ended June 30, 2022 and 2021 were negatively impacted by certain travel-related restrictions and conditions, including COVID-19 testing and other mitigation procedures, related to the COVID-19 pandemic.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	Percent Change	2022	2021	Percent Change
Wynn Macau Supplemental Information
Operating revenues
Casino	$39,959	$142,419	(71.9)	$142,389	$281,346	(49.4)
Rooms	4,762	13,427	(64.5)	14,152	28,129	(49.7)
Food and beverage	5,231	8,559	(38.9)	13,617	15,992	(14.9)
Entertainment, retail and other	8,631	19,623	(56.0)	23,525	38,212	(38.4)
Total	$58,583	$184,028	(68.2)	$193,683	$363,679	(46.7)

Adjusted Property EBITDA (6)	$(40,390)	$14,086	NM	$(45,072)	$30,642	NM

Casino Statistics:
VIP:
Average number of table games	40	85	(52.9)	37	87	(57.5)
VIP turnover	$301,645	$1,489,912	(79.8)	$1,188,695	$3,294,294	(63.9)
VIP table games win (1)	$14,446	$39,388	(63.3)	$48,475	$98,022	(50.5)
VIP table games win as a % of turnover	4.79%	2.64%		4.08%	2.98%
Table games win per unit per day	$4,006	$5,111	(21.6)	$7,181	$6,201	15.8
Mass market:
Average number of table games	246	240	2.5	247	240	2.9
Table drop (2)	$216,154	$670,400	(67.8)	$685,292	$1,261,290	(45.7)
Table games win (1)	$30,582	$128,921	(76.3)	$112,842	$234,104	(51.8)
Table games win %	14.1%	19.2%		16.5%	18.6%
Table games win per unit per day	$1,365	$5,903	(76.9)	$2,521	$5,390	(53.2)
Average number of slot machines	665	607	9.6	625	588	6.3
Slot machine handle	$199,312	$300,523	(33.7)	$482,851	$601,794	(19.8)
Slot machine win (3)	$6,329	$9,223	(31.4)	$16,941	$19,431	(12.8)
Slot machine win per unit per day	$105	$167	(37.1)	$150	$183	(18.0)
Room statistics:
Occupancy	31.3%	68.0%		40.5%	64.4%
ADR (4)	$150	$198	(24.2)	$174	$219	(20.5)
REVPAR (5)	$47	$135	(65.2)	$70	$141	(50.4)
NM: Not meaningful.
Note: The results of operations of Wynn Macau for the three and six months ended June 30, 2022 and 2021 were negatively impacted by certain travel-related restrictions and conditions, including COVID-19 testing and other mitigation procedures, related to the COVID-19 pandemic.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	Percent Change	2022	2021	Percent Change
Las Vegas Operations Supplemental Information
Operating revenues
Casino	$135,345	$112,775	20.0	$259,616	$192,678	34.7
Rooms	167,116	93,785	78.2	298,582	133,546	123.6
Food and beverage	196,627	112,858	74.2	332,656	152,935	117.5
Entertainment, retail and other	61,981	35,648	73.9	111,401	54,623	103.9
Total	$561,069	$355,066	58.0	$1,002,255	$533,782	87.8

Adjusted Property EBITDA (6)	$226,706	$133,222	70.2	$386,084	$161,303	139.4

Casino Statistics:
Average number of table games	237	218	8.7	232	195	19.0
Table drop (2)	$564,982	$427,014	32.3	$1,112,898	$751,545	48.1
Table games win (1)	$138,879	$99,021	40.3	$268,043	$175,674	52.6
Table games win %	24.6%	23.2%		24.1%	23.4%
Table games win per unit per day	$6,440	$4,997	28.9	$6,372	$4,979	28.0
Average number of slot machines	1,712	1,715	(0.2)	1,720	1,631	5.5
Slot machine handle	$1,326,178	$1,115,149	18.9	$2,504,162	$1,906,409	31.4
Slot machine win (3)	$89,844	$78,890	13.9	$170,675	$129,379	31.9
Slot machine win per unit per day	$577	$506	14.0	$548	$438	25.1
Poker rake	$5,021	$3,927	27.9	$8,882	$5,794	53.3
Room statistics:
Occupancy	90.5%	67.2%		83.8%	52.9%
ADR (4)	$460	$333	38.1	$448	$332	34.9
REVPAR (5)	$417	$224	86.2	$375	$176	113.1
Note: The results of our Las Vegas Operations for the three and six months ended June 30, 2021 were impacted by certain COVID-19 pandemic related protective measures and operating schedule modifications.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR, and REVPAR)
(unaudited) (continued)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	Percent Change	2022	2021	Percent Change
Encore Boston Harbor Supplemental Information
Operating revenues
Casino	$157,087	$135,485	15.9	$305,835	$246,964	23.8
Rooms	22,412	9,670	131.8	38,101	14,385	164.9
Food and beverage	21,101	13,920	51.6	39,263	23,247	68.9
Entertainment, retail and other	9,554	6,166	54.9	17,751	10,735	65.4
Total	$210,154	$165,241	27.2	$400,950	$295,331	35.8

Adjusted Property EBITDA (6)	$63,746	$46,916	35.9	$118,996	$77,279	54.0

Casino Statistics:
Average number of table games	184	195	(5.6)	184	197	(6.6)
Table drop (2)	$366,222	$306,070	19.7	$712,417	$540,632	31.8
Table games win (1)	$80,263	$64,874	23.7	$157,054	$114,251	37.5
Table games win %	21.9%	21.2%		22.0%	21.1%
Table games win per unit per day	$4,794	$3,654	31.2	$4,716	$3,201	47.3
Average number of slot machines	2,781	2,171	28.1	2,778	2,031	36.8
Slot machine handle	$1,232,427	$1,094,178	12.6	$2,415,740	$2,007,973	20.3
Slot machine win (3)	$99,424	$89,560	11.0	$194,720	$164,380	18.5
Slot machine win per unit per day	$393	$453	(13.2)	$387	$447	(13.4)
Poker rake	$1,241	$—	NM	$2,026	$—	NM
Room statistics:
Occupancy	94.1%	87.8%		87.4%	81.1%
ADR (4)	$391	$304	28.6	$360	$294	22.4
REVPAR (5)	$368	$267	37.8	$315	$238	32.4
NM: Not meaningful.
Note: The results of Encore Boston Harbor for the three and six months ended June 30, 2021 were impacted by certain COVID-19 pandemic related protective measures and operating schedule modifications. Encore Boston Harbor's room statistics have been computed based on 53 days of operations for the three months ended June 30, 2021 and 89 days of operations for the six months ended June 30, 2021, respectively, representing the actual number of days the hotel was open.

(1) Table games win (loss) is shown before discounts, commissions and the allocation of casino revenues to rooms, food and beverage and other revenues for services provided to casino customers on a complimentary basis.
(2) In Macau, table drop is the amount of cash that is deposited in a gaming table's drop box plus cash chips purchased at the casino cage. In Las Vegas, table drop is the amount of cash and net markers issued that are deposited in a gaming table's drop box. At Encore Boston Harbor, table drop is the amount of cash and gross markers that are deposited in a gaming table's drop box.
(3) Slot machine win is calculated as gross slot machine win minus progressive accruals and free play.
(4) ADR is average daily rate and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms occupied.
(5) REVPAR is revenue per available room and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms available.
(6) Refer to accompanying reconciliations of Operating Income (Loss) to Adjusted Property EBITDA and Net Loss Attributable to Wynn Resorts, Limited to Adjusted Property EBITDA.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Vincent Zahn
702-770-7555
investorrelations@wynnresorts.com